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                                                                 EXHIBIT 23.01

[LOGO]

                        CONSENT OF BDO SEIDMAN, LLP

Oxford Resources Corp.
Melville, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated August 26, 1996, relating to the consolidated financial statements and financial statement schedule of Oxford Resources Corp. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.


BDO Seidman, LLP


August 24, 1996










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